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                                                                     EXHIBIT 8.1

                             BASS, BERRY & SIMS PLC
                              315 DEADERICK STREET
                                   SUITE 2700
                               NASHVILLE, TN 37238
                                 (615) 742-6200

                                 July 31, 2000

Dollar General Corporation
100 Mission Ridge
Goodlettsville, TN 37027

         Re:  Dollar General Corporation 8 5/8% Exchange Notes Due June 15, 2010

Ladies and Gentlemen:

         We have acted as counsel to Dollar General Corporation, a Tennessee corporation ("Issuer"), and each of Dolgencorp, Inc., a Kentucky corporation, Dolgencorp of Texas, Inc., a Kentucky corporation, DG Logistics, LLC, a Tennessee limited liability company, Dade Lease Management, Inc., a Delaware corporation, Dollar General Partners, a Kentucky general partnership, Dollar General Financial, Inc., a Tennessee corporation, Nations Title Company, Inc., a Tennessee corporation, Dollar General Intellectual Property, L.P., a Vermont limited partnership, and The Greater Cumberland Insurance Company, a Vermont corporation (collectively, and together with the Issuer, the "Companies"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement"), and the prospectus forming a part thereof (the "Prospectus"), filed by the Companies with the Securities and Exchange Commission with respect to $200,000,000 aggregate principal amount of the Issuer's 8 5/8% Exchange Notes due June 15, 2010 (the "Exchange Notes") and the related guarantees of the Guarantors. The Exchange Notes and the Guarantees were offered in exchange for the Issuer's issued and outstanding 8 5/8% Notes due June 15, 2010 and related guarantees, all as described in the Registration Statement (the "Exchange Offer"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed to those terms in the Prospectus.

         In connection with this opinion, we have reviewed, among other matters, the Registration Statement and such other transaction documents, corporate documents and records of the Companies, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion.

         Our opinion is based upon existing federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

         The opinion set forth herein has no binding effect on the Internal Revenue Service or the courts. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

         Based upon the foregoing, we advise you that in our opinion, except as to factual matters and subject to the qualifications and limitations set out in the Prospectus, the statements contained in the Prospectus under the caption "Material United States Tax Consequences of the Exchange Offer" fairly summarize the material United States federal income tax consequences of an investment in the Exchange Notes.

         In giving the foregoing opinion, we express no opinion other than as to the federal income tax law of the United States of America.



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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement relating to the Exchange Offer. We also consent to the reference to our firm under the caption "Material United States Tax Consequences of the Exchange Offer" in the Prospectus contained in such Registration Statement.

         Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

         This opinion is rendered solely for your information in connection with the above-mentioned transaction and may not be delivered or quoted to any other person or relied upon for any other purpose without our prior written consent, except as provided above.

                                          Very truly yours,




                                          /s/ Bass, Berry & Sims PLC